UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Rd. W, Suite 300 Oakville, Ontario, Canada	L6L 1H5

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Current Report on Form 8-K, which was originally filed with the Securities and Exchange Commission on June 3, 2013 (the “Original Filing”), is filed solely for the purpose of adding the “forward looking statement” legend and amending Item 1.01. Entry into a Material Definitive Agreement to correct the shareholder’s interest in the Company and add information about the Conveyed Property (as defined in the Original Filing).

Except as stated in this Explanatory Note, no other information contained in any Item of the Original Filing or exhibit to the Original Filing is being amended, updated or otherwise revised.  This Amendment speaks as of the filing date of the Original Filing and does not reflect any events that may have occurred subsequent to such date.

FORWARD LOOKING STATEMENTS

There are statements in this current report that are not historical facts and constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These forward looking statements can be identified by use of terminology such as "believe," "potential," "may," "will,” and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control, such as the volatility in mineral resources markets, economically insufficient mineralized material, fluctuations in extraction and production costs, and inability to raise capital to continue operations.  For a complete discussion of risks, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, especially Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part I, Item 1A. Risk Factors.  Although management believes that the assumptions underlying the forward looking statements included in this current report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this current report will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01

Entry into a Material Definitive Agreement.

Material Terms of the Agreement

On June 3, 2013, Joshua Gold Resources Inc. (the “Company”) entered into and closed a mineral property acquisition agreement (the “Agreement”) with Midnight Capital Corp., an entity formed under the laws of Canada (“MCC”), pursuant to which MCC agreed to sell to Company an undivided one hundred percent (100%) interest in and to certain mineral interests consisting of six (6) staked land claims located in the Townships of Neville and St. Louis, Ontario, Canada (the “Neville Property Claims”).  As consideration for the sale of the Neville Property Claims, the Company paid One and No/100 Dollars (CDN $1) and issued 500,000 shares of the Company’s common stock.  As of the date of this filing, CDN $1 is approximately USD $0.97.

Scott Keevil is the president and sole shareholder of MCC.  Mr. Keevil is also the beneficial owner of 3,666,667 shares, representing a 4.63% beneficial ownership interest in the Company immediately prior to the closing of the Agreement.

The description of the Agreement above is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Description of Cree Lake Property Claims

Mineral rights were acquired at the Neville Property Claims through claim staking.  The claims are an area of open Crown land or Crown minerals rights that a licensed prospector marked out with a series of claim posts and blazed lines.  The mining claims were staked in square or rectangular share with boundaries running north, south, east and west astronomically.  Claim posts are erected at the corner of each mining claim, and claim boundaries between each post are marked by blazes cut into trees and by cut underbrush.  Claim corner post tags identify the individual claim number are affixed by nails to each corner post.

The Ontario Mining Act authorizes the staking of mineral claims (such as those claims comprising the Conveyed Property) where the Crown owns the minerals and the carrying out of assessment/exploration work on the mining claims by the claim holder.  The mineral claims comprising the Neville Property Claims are exploration claims only and allow for the carrying out of assessment/exploration work on the claims by the claim holder.  Mining (i.e. extraction of the minerals) cannot take place until the claims are brought to lease.  Mining leases are issued for the express purpose of undertaking mineral development or mining. The claim holder is entitled to a lease upon fulfilling the requirements of the Mining Act. Currently, the Company is the holder of the mineral rights to the Neville Property Claims, and the Crown is the holder of the surface rights.

Upon recording of the mineral claims with the provincial mining recorder’s office, the claims will remain good standing for a period of two years. The claims can be renewed by performing the minimum specified assessment work within 2 years of the recording date for the claim. Specifically, the claims will remain in good standing due to assessment work completed by previous claim owners until 2014.

The property is referred to as the Neville Property Claims and the identifying claim information is provided below:

Claim Number	Registered owner (s)	Township
4248758	2214098 Ontario Ltd.	Neville
4250018	2214098 Ontario Ltd.	Neville
4256049	2214098 Ontario Ltd.	Neville
4270941	2214098 Ontario Ltd.	Neville
4249342	2214098 Ontario Ltd.	St. Louis
4250019	2214098 Ontario Ltd.	St. Louis

The area of the Neville Property Claims is approximately 2688.5 acres (approximately 1,088 hectares) and consists of 68 mining claim units.

Location and Means of Access to the Neville Property Claims

The Neville Property Claims are located in Neville and St. Louis Townships, Porcupine Mining District, Province of Ontario, Canada. The Neville Property Claims can be accessed via pickup truck by travelling north on Provincial Highway 144 from the intersection with Provincial Highway 56 East.  The Neville Property Claims are located along Highway 144 approximately 108 kilometers south of the City of Timmins.

Summary of Known Rock Formations, Previous Operations, and Believed Mineralization at the Neville Property Claims

The rock formations on the Neville Property Claims are predominantly composed of Early Archean supracrustal rocks, dominantly of greenschist facies metamorphic rank and are deformed by an east-southeast trending syncline or synclinorium.  These rocks are part of larger belt of greenschist metamorphic rocks referred to as the Swayze Greenstone Belt, which is the southwestern extension of the prolific Abitibi Greenstone Belt that is host to several world-class mining camps.

Locally, rock formations strike generally at 300 degrees and dip steeply to the southwest.  Rocks within the central claim area are predominantly composed of tholeiitic metavolcanics that structurally vary from massive to foliated flows. Quartz veins or “pods” within flow units are common.  Bordering the tholeiitic metavolcanics along southwest boundary of the property are calc-alkalic metavolcanics frequently containing quartz veins and felsic lapilli.

Bordering the tholeiitic metavolcanics to the northeast are the Late Archean orthogneissic rocks of the Kenogamissi Granitic Complex.  These rocks are quite heterogeneous and are of amphibolite metamorphic rank.  Numerous batholiths and plutons of tonalite, granodiorite and granitic composition are found with the complex.  The complex was emplaced into the greenstone rocks of the Swayze belt as a dome and caused a deformation aureole of severe flattening and recumbent folding.  It is within these highly strained rocks that the gold mineralization of the Chester Mine and Cote Lake Deposit of Iamgold, located immediately south of the Neville Property Claims.

The Neville Claims are presently without known mineral reserves and the proposed work program is exploratory in nature.  A map of the property is provided below:

JOSHUA Au GOLD
RESOURCES
NEVILLE PROPERTY
NEVILLE TWP
ST. LOUIS TWP
144
N
4270941
4248758
4256049
4250018
4250019
4249342
Mesomikenda Lake
Upper St. Louis Lake
432000
436000
5272000
0
0.4
0.8
1.6
Kilometers
Coordinate System: NAD 1983 UTM Zone 17N
JOSHUA GOLD
Neville Property
Ottawa
Montréal
Minneapolis
Toronto
Milwaukee
Detroit
Boston
Chicago
Cleveland
New York
Columbus
Pittsburgh
Indianapolis
Philadelphia
Cincinnati
Washington, D.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: July 1, 2013	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director

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